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                                                                    Exhibit 1(a)

                              CERTIFICATE OF TRUST

     This Certificate of Trust of MASTER REAL ASSET TRUST (the "Trust"), dated February 18, 2004, is being duly executed and filed to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Sections 3801 et seq.).

     1. Name. The name of the statutory trust formed hereby is MASTER REAL ASSET TRUST.

     2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

     3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

     4. Series Trust. Notice is hereby given that the Trust has or may establish series and that, pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

     5. Other. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                        /s/ Phillip S. Gillespie
                                        ----------------------------------------
                                        Phillip S. Gillespie
                                        as Trustee and not individually


                                        /s/ Bradley J. Lucido
                                        ----------------------------------------
                                        Bradley J. Lucido
                                        as Trustee and not individually


                                        /s/ Alice A. Pellegrino
                                        ----------------------------------------
                                        Alice A. Pellegrino
                                        as Trustee and not individually